Exhibit 10.1

AMENDMENT TO THE
BEYOND, INC.
AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

This Amendment (the “Amendment”) to the Beyond, Inc. Amended and Restated 2005 Equity Incentive Plan (as amended, the “2005 Plan”), is made and adopted by the Board of Directors (the “Board”) of Beyond, Inc., a Delaware corporation (the “Company”), effective as of March 10, 2025 (the “Effective Date”), subject to stockholder approval at the Company’s 2025 Annual Meeting of Stockholders. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings ascribed to such terms in the 2005 Plan.

RECITALS

A.The Company currently maintains the 2005 Plan.

B.The Board believes it is in the best interests of the Company and its stockholders to amend the 2005 Plan to increase the per participant annual limit on grants of performance shares from 250,000 performance shares to 675,000 performance shares for purposes of the award of performance shares to be granted to Marcus Lemonis, the Company’s Executive Chairman, on the Effective Date, of 500,000 performance shares (at “target” performance levels), with the opportunity to vest in up to 675,000 performance shares under the 2005 Plan (the “Lemonis Performance Shares Award”).

C.The Board believes it is in the best interests of the Company and its stockholders to amend the 2005 Plan to increase the per participant annual limit on grants of restricted stock units from 100,000 restricted stock units to 500,000 restricted stock units for purposes of the award of restricted stock units to be granted to Marcus Lemonis, the Company’s Executive Chairman, on the Effective Date, of 500,000 restricted stock units under the 2005 Plan (the “Lemonis Restricted Stock Units Award”).

D.Of the Lemonis Performance Shares Award, 425,000 of the performance shares subject to such award (assuming “maximum” achievement levels) exceed the per participant annual limit on awards of performance shares under the 2005 Plan as currently in effect (such portion, the “Contingent Performance Shares”), and are subject to stockholder approval of this Amendment at the Company’s 2025 Annual Meeting of Stockholders.

E.Of the Lemonis Restricted Stock Units Award, 400,000 of the restricted stock units subject to such award exceed the per participant annual limit on awards of performance shares under the 2005 Plan as currently in effect (such portion, the “Contingent Restricted Stock Units”), and are subject to stockholder approval of this Amendment at the Company’s 2025 Annual Meeting of Stockholders.

F.If the Company does not obtain requisite stockholder approval of the 2005 Plan Amendment as described herein, the Contingent Performance Shares granted to Mr. Lemonis will be automatically forfeited.

AMENDMENT

The 2005 Plan is hereby amended as follows, effective as of the Effective Date, subject to approval by the Company’s stockholders on the date of the 2025 Annual Meeting of Stockholders:

1.    Section 7b. of the 2005 Plan is hereby deleted and replaced in its entirety with the following:

“b. Restricted Awards and Performance Share Annual Limit. No Participant shall be granted, in any Fiscal Year, more than 100,000 Shares of Restricted Stock or 100,000 shares of Restricted Stock Units; provided, however, that each such limit shall be 250,000 Shares in the Participant’s first Fiscal Year of Company service; provided, further, that such limit shall be 500,000 shares with respect to the Restricted Stock Units granted to Marcus Lemonis, the Company’s Executive Chairman, on March 10, 2025. No Participant shall be granted, in any Fiscal Year, more than 250,000 Performance Shares; provided, however, that such limit shall be 675,000 shares with respect to the Performance Shares granted to Marcus Lemonis, the Company’s Executive Chairman, on March 10, 2025.”

2.    This Amendment shall be and hereby is incorporated into and forms a part of the 2005 Plan.

3.    Except as expressly provided herein, all terms and conditions of the 2005 Plan shall remain in full force and effect.

4.    In the event this Amendment is not approved by the Company’s stockholders at the Company’s 2025 Annual Meeting of Stockholders, this Amendment shall terminate and shall be of no further force or effect, and the Contingent Performance Shares and the Contingent Restricted Stock Units shall be forfeited. For the avoidance of doubt, however, Mr. Lemonis will retain any remaining portion of the Lemonis Performance Shares Award and the Lemonis Restricted Stock Units Award after such forfeitures.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed, effective as of March 10, 2025.

BEYOND, INC.

By: /s/ Adrianne Lee
Adrianne Lee
Chief Financial and Administrative Officer